UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Eagle Bancorp Montana, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE BANCORP MONTANA, INC.
1400 Prospect Avenue
Helena, Montana  59601
(406) 442-3080

September 19, 2012

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Eagle Bancorp Montana, Inc. (“Eagle”), the holding company of American Federal Savings Bank (the “Bank”).  The Annual Meeting is scheduled to be held on Thursday, October 18, 2012, at 11:00 a.m., Mountain time, at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

The attached Notice of Annual Meeting and Proxy Statement describe the proposals to be voted on at the Annual Meeting.  The Board of Directors of Eagle has determined that approval of the proposals is in the best interests of Eagle and its stockholders.  Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board’s nominees for director.  Members of the Board and officers of Eagle and Eagle’s independent auditors will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting and any adjournment thereof.

Please sign and return the enclosed proxy card promptly.  Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of Eagle, I wish to thank you for all your support and interest.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,
Peter J. Johnson President and CEO

EAGLE BANCORP MONTANA, INC.
1400 Prospect Avenue
Helena, MT  59601
(406) 442-3080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 18, 2012

TO THE STOCKHOLDERS OF EAGLE BANCORP MONTANA, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp Montana, Inc. (“Eagle”) will be held at its headquarters located at 1400 Prospect Avenue, Helena, Montana on Thursday, October 18, 2012, at 11:00 a.m. Mountain time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

I.           To elect to three-year terms, the two (2) directors of Eagle named in the accompanying proxy statement.

II.          To ratify the appointment of Davis, Kinard & Co, P.C. as our independent public accountants for the fiscal year ending June 30, 2013.

III.         To transact such other business as may properly come before the meeting.  Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

The Board of Directors of Eagle has fixed the close of business on Thursday, September 6, 2012, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

Your vote is important.  You are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided, whether or not you plan to attend the annual meeting in person.  If you attend the annual meeting you may vote either in person or by your proxy.  Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.  Proxies must be received prior to the commencement of the meeting.  If your shares are not registered in your name, you will need additional documentation from your record holder in order to vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Peter J. Johnson President and CEO

September 19, 2012
Helena, Montana

EAGLE BANCORP MONTANA, INC.

_______________________

PROXY STATEMENT

_______________________

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 18, 2012

This Proxy Statement is being furnished to the holders of the common stock, of Eagle Bancorp Montana, Inc. (sometimes referred to as “Eagle” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Eagle for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, October 18, 2012, at our headquarters located at 1400 Prospect Avenue, Helena, Montana at 11:00 a.m., Mountain time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement and proxy card are being sent to holders of the common stock on or about September 19, 2012.  A copy of Eagle’s Annual Report to Stockholders, which includes our audited financial statements, also accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 18, 2012: The Proxy Statement and accompanying Annual Report are available at www.americanfederalsavingsbank.com.

MATTERS TO BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING

Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies.  If no contrary instructions are given, each signed proxy received will be voted in favor of the election of the nominees of the Board of Directors, Thomas J. McCarvel and James A. Maierle, in favor of the ratification of Davis, Kinard & Co., P.C. and in the discretion of the proxy holder, as to any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.  Only proxies that are returned can be counted and voted at the Annual Meeting.

SOLICITATION OF PROXIES

All costs of the solicitation of proxies will be borne by Eagle.  In addition, directors, officers and other employees of Eagle or American Federal Savings Bank (sometimes referred to as the “Bank” or “American Federal”) may solicit proxies personally, or by mail or telephone or other means and will not receive any special compensation for their services.  Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

REVOCATION OF PROXIES

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana  59604, Attention:  Charles Berger.  Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

VOTING SECURITIES

The securities that may be voted at the Annual Meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.  Only holders of record of common stock at the close of business on September 6, 2012, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date there were 3,878,971 shares of common stock issued and outstanding.  Eagle has no other class of securities outstanding at this time.

The presence in person or by proxy of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter, or broker non-votes, will be considered present for the purposes of determining whether a quorum is present.  In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

VOTING PROCEDURES

Once a quorum has been established, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this Proxy Statement, except as described below.

Directors will be elected by a plurality of votes.  Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose.  Votes may be cast for or withheld from each nominee for election as directors.  Votes that are withheld will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal or may abstain from voting.  Ratification of Davis Kinard as independent auditors for the fiscal year ending June 30, 2013, will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or by proxy at the Annual Meeting.  Abstentions will have the same effect as a vote against this proposal.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”  The ratification of the appointment of Davis Kinard as our independent registered public accounting firm for the fiscal year ending June 30, 2013, (Proposal No. II) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. II.  The election of directors (Proposal No. I) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. I.  However, since directors are elected by a plurality of votes, broker non-votes will have no effect on the outcome of the election of directors.

Eagle’s Annual Report to Stockholders, which includes its annual report on Form 10-K for its fiscal year ended June 30, 2012, is being mailed to stockholders with this Proxy Statement.  Eagle has filed its annual report with the Securities and Exchange Commission.  Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-K by requesting it from Charles Berger in writing at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana  59604, or by calling him at (406) 442-3080.

Executed, unmarked proxies will be voted FOR all nominees for Director and FOR all proposals.  Except for procedural matters incidental to conduct of the Annual Meeting, Eagle knows of no other matters expected to come before the meeting.

Proxies solicited hereby are to be returned to Eagle’s transfer agent, Registrar & Transfer Company.  The Board of Directors has designated Charles Berger, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting.  After the final adjournment of the Annual Meeting, the proxies will be returned to Eagle.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of June 30, 2012, except as specifically noted, with respect to ownership of Eagle’s common stock by:  (i) the American Federal Savings Bank Employee Stock Ownership Plan, or the ESOP; (ii) the executive officers, nominees for director and directors of Eagle; (iii) all the directors, nominees for director and executive officers of Eagle as a group; and (iv) each person known to be a beneficial owner of more than 5% of the outstanding shares of common stock.  All information shown regarding persons other than executive officers, directors and nominees for director is based on information reported on Schedules 13D and 13G filed with the SEC on the dates indicated in the footnotes to this table.
		Common Stock Beneficially Owned(1)
Name	Title or Address(2)	Number		Percent

Sandler O’Neill Asset Management, LLC	150 E. 52nd Street, 30th Floor New York, NY 10022	300,000	(7)	7.73%

Wellington Hedge Management, LLC	75 State Street Boston, MA 02109	292,700	(8)	7.55%

American Federal Savings Bank Employee Stock Ownership Plan	1400 Prospect Avenue Helena, MT 59601	163,909		4.23%

Larry A. Dreyer	Chairman of the Board	53,859	(5)	1.39%

Rick F. Hays	Director	6,900		*

Peter J. Johnson	Director, President and Chief Executive Officer	66,195	(3)(5)	1.71%

Lynn E. Dickey	Director	8,754		*

James A. Maierle	Vice Chairman of the Board	68,120	(4)	1.74%

Thomas J. McCarvel	Director	34,140		*

Maureen J. Rude	Director	190		*

Robert M. Evans	Senior Vice President/Chief Information Officer	25,382	(5)	*

Michael C. Mundt	Senior Vice President/Chief Lending Officer	38,204	(3)(5)	*

Clinton J. Morrison	Senior Vice President/Chief Financial Officer	8,199	(3)(5)	*

Rachel R. Amdahl	Senior Vice President/Operations	19,910	(3)(5)(6)	*

Directors and Executive Officers as a group (11 persons)	N/A	329,853		8.50%

_______________

*	Represents less than 1% of outstanding shares.
(1)
Except as otherwise noted, all beneficial ownership by directors, nominees and executive officers is direct and each director, nominee or executive officer exercises sole voting and investment power over the shares.

(2)	Unless otherwise indicated, the address for each director and officer of the Company is c/o Eagle Bancorp Montana, Inc., 1400 Prospect Avenue, Helena, MT 59601.
(3)	Includes common stock held by each Executive Officer in the Bank’s Non-Contributory Profit Sharing Plan.
(4)	Includes 23,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.
(5)	Includes common stock held in the Bank’s ESOP.
(6)	Includes 5,000 shares held by spouse and 100 shares held by minor children.
(7)	The information as to Sandler O’Neill Asset Management, LLC (“SOAM”) is derived from a Form 13F filed with the SEC on August 14, 2012 as of June 30, 2012.
(8)
The information as to Wellington Hedge Management, LLC (“Wellington”) is derived from a Schedule 13G/A filed with the SEC on February 14, 2012.  Ithan Creek Master Investment Partnership (Cayman) II L.P. (“Ithan Creek II”) and Wellington, which is the sole general partner of Ithan Creek II, together possess the shared power to vote and the shared power to direct the disposition of all shares held by them.

_______________

PROPOSAL I - ELECTION OF DIRECTORS

Eagle’s Bylaws provide that the Board of Directors be composed of not less than five or more than fifteen members, whose terms are divided into three approximately equal classes.  The members of each class are elected for a term of three years.  One class is elected annually.

Two directors will be elected at the Annual Meeting.  The Board of Directors has nominated current directors James A. Maierle and Thomas J. McCarvel for re-election.  If elected, Messrs. Maierle and McCarvel will each serve as a director for a three year term expiring at the Annual Meeting to be held in 2015.

The Board‘s Nominating Committee determines nominees for election as directors.  The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary (see “Stockholder Proposals and Nominations”).  No stockholder nominations have been received by Eagle as of the date of this Proxy Statement.  There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary.  If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend.  The Board of Directors knows of no reason why any nominee might be unable to serve.

The following table sets forth certain information as of June 30, 2012, with respect to each nominee, and each director continuing in office.

Name	Age	Director Since(1)	New or Current Term to Expire(2)

BOARD NOMINEES

Thomas J. McCarvel	63	1998	2015

Mr. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1988 to 1991 he was the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, which served as the Company’s independent auditor prior to fiscal year 2006. Mr. McCarvel brings management and marketing experience to the Board, as well as helping to provide vision and experience to the strategic planning and financial management aspects of the Company.

James A. Maierle	65	1997	2015

Mr. Maierle has served since January 2006 as Chairman of the Board of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena. He was President of Morrison-Maierle, Inc. from October 1997 to January 2006. Mr. Maierle’s executive experience brings extensive business and operating expertise and skills to the Board.

Name	Age	Director Since(1)	New or Current Term to Expire(2)

DIRECTORS CONTINUING IN OFFICE

Rick F. Hays	59	2007	2013

Mr. Hays retired from Qwest Communications in November 2006, where he served as Montana President for Qwest operations, a position he had held since 1996. He worked in the telecommunications industry for over 32 years. He has served on the boards of numerous civic, educational and charitable organizations. Mr. Hays’ experience as a senior executive at a large public company brings leadership, vision and extensive business and operating experience to the Company.

Larry A. Dreyer	66	1990	2014

Mr. Dreyer is Chairman of the Board of Directors. He was previously the President and Chief Executive Officer of the Bank until his retirement in 2007. He joined the Bank in 1973. He is a member and past president of the Downtown Kiwanis Club and past chairman of both the St. Peter’s Hospital Foundation and Diocese of Helena Finance Council. Mr. Dreyer’s executive experience and past service as the Company’s Chief Executive Officer brings to the Board a unique perspective on the Company’s investors, customers, strategic direction and operational effectiveness.

Lynn E. Dickey	65	2005	2014

Mr. Dickey retired from Galusha, Higgins and Galusha P.C., a public accounting firm in Helena in 2005. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations. Mr. Dickey’s experience as partner at a major Montana public accounting firm provides the Board with expertise in financial and enterprise risk management, operational controls and effectiveness and strategic planning.

Peter J. Johnson	54	2007	2013

Mr. Johnson has served as President and CEO of Eagle since December 2009. He has also served as President of the Bank since July 2007 and CEO since November 2007. Prior to being named President, he had served as the Company’s Executive Vice President and Chief Financial Officer. He joined the Bank in 1981. He currently serves on the Montana Independent Bankers Association (“MIB”) board of directors and as a member of the Federal Reserve Board’s Community Depository Institution Advisory Council. He is a past chairman of both the Helena Area Chamber of Commerce and the Diocese of Helena Finance Council. He is also a member of the Rotary Club of Helena.

Mr. Johnson’s role as Chief Executive Officer provides the Board with access to an experienced banking executive with a thorough understanding of the Company’s business and of the banking industry. His previous experience as Chief Financial Officer also provides the board with expertise in financial management and strategic planning.

Name	Age	Director Since(1)	New or Current Term to Expire(2)

Maureen J. Rude	50	2010	2013

Ms. Rude has been the Operations Director for the Montana Homeownership Network/NeighborWorks Montana since March 2008, coordinating statewide homebuyer education, planning and down payment assistance programs. She previously was the Montana Director for Fannie Mae from 2000 to 2008 and the Executive Director of the Montana Board of Housing from 1995 to 2000. She was recently appointed to the Federal Home Loan Bank of Seattle’s Affordable Housing Advisory Council. She also is a Certified Public Accountant and a Certified Housing Development Professional. Ms. Rude brings a wealth of knowledge from her management and accounting experience, as well as being well known throughout the state’s business communities. Her expertise in residential housing complements the Bank’s primary line of business.
____________________
(1)           Includes prior service on the Board of Directors of American Federal Savings Bank.
(2)           All terms expire on the date of the Annual Meeting.

_______________

Board Independence

Eagle’s Board of Directors has affirmatively determined that each director other than Peter J. Johnson is “independent,” as defined by the Marketplace Rules of The NASDAQ Stock Market LLC.  Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and the board of directors affirmatively determines that the director does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. In determining the independence of the directors, the board considered the relationships described under “Transactions with Certain Related Persons,” which it determined were immaterial to the individual’s independence.

Board Meetings and Committees

The business of Eagle’s and the Bank’s Board of Directors is conducted through regular monthly meetings. Additional meetings may be scheduled as circumstances warrant. During the fiscal year ended June 30, 2012, the Board of Eagle met 11 times and the Board of the Bank met 13 times. All Directors who served as directors during the fiscal year ended June 30, 2012, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. The Board of Directors has three standing committees: Audit, Compensation and Nominating. The charter for each of our committees can be found at www.americanfederalsavingsbank.com.

Audit Committee.  Eagle has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee consists of Messrs. Dickey (Chairman) and Hays and Ms. Rude, and met nine times during the fiscal year ended June 30, 2012.  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility for oversight of Eagle’s accounting and the quality and integrity of Eagle’s financial reporting process.  Each member is “independent”, in accordance with the requirements for companies quoted on NASDAQ and applicable SEC regulations.  The Board of Directors has determined that Mr. Dickey meets the requirements of “audit committee financial expert”, within the meaning of SEC regulations.  A description of Mr. Dickey’s experience is provided above under “Proposal I – Election of Directors.”  The Board believes that the other members of the Audit Committee are qualified to serve based on their experience and background.

The Audit Committee has adopted a written charter which describes the Committee’s principal duties and responsibilities including, but not limited to:

●	Direct responsibility for the appointment, compensation, retention and termination of the independent auditors;

●
Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle’s financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle);

●	Oversight and review of the legal and regulatory requirements of Eagle;

●	Oversight and review of the independent auditors qualifications and independence;

●	Oversight and review of the performance of Eagle’s internal audit function and the independent accountants and other mandated Audit Committee duties;

●	Oversight and review of the system of internal controls and safeguards;

●
Review with the independent auditor, the internal auditor and management the adequacy of Eagle’s internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other materials matters relating to the audit procedures;

●	Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle;

●
Maintenance of an open avenue of communication between the Board of Directors, senior management, internal auditors, and Eagle’s independent auditors and to permit auditors and internal auditors to meet with the Audit Committee without the presence of management; and

●	Oversight, review and approval of audit, audit-related, tax, and all other fees.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.  The Compensation Committee is currently comprised of Messrs. Dreyer, McCarvel and Maierle.  Each member of the committee is “independent” in accordance with the listing standards of NASDAQ.  The Compensation Committee reviews all compensation components for our executive officers, including salary, bonus, and deferred compensation plans.  In setting appropriate compensation for the executive officers, the Committee considers the performance of Eagle, the level of salary, bonus and stock options and other benefits provided to executive officers of comparable companies, and the level of compensation paid in recent years.  As described in the Committee’s charter, the Compensation Committee may delegate authority to one or more members but any decisions made as a result of that delegation must be considered by the full Committee at its next scheduled meeting.  In its oversight of compensation programs, prior to making recommendations to the full Board, the Committee reviews recommendations from the CEO.  Decisions by the Compensation Committee are approved by the full Board of Directors.  The Compensation Committee met twice during fiscal 2012.  The Committee made the decision to consult with an outside compensation consultant, Gerrish McCreary Smith, PC, during the fiscal year 2011 to review executive compensation.  The consultants were engaged by the Compensation Committee, with management assisting in the preparation of data requested by the consultants.  Gerrish McCreary Smith, PC was selected due to its familiarity with the Company as it had facilitated a recent strategic planning retreat.  The committee expects to engage outside consultants every other year.  The consultants were asked to review and analyze comparisons of senior executive compensation and benefits for 2009-2010 and 2010-2011 utilizing four independent surveys.  The consultants also considered criteria used by the FDIC in determining excessive compensation.  The consultants provided recommendations and conclusions regarding the salary and benefit levels of senior management as well.  In previous years the Compensation Committee has received reports from Gerrish McCreary Smith, PC as well as Clark Consulting regarding the Company’s salary continuation agreements.

The Nominating Committee.  Messrs. Hays and Dickey and Ms. Rude serve on the Nominating Committee.  Each member is “independent” in accordance with the listing standards of  NASDAQ.  The Nominating Committee met once in fiscal year 2012, and again in early fiscal 2013, and on August 16, 2012 nominated directors for election at the Annual Meeting.  Only those nominations made by the Nominating Committee or properly presented by stockholders will be voted upon at the Annual Meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Eagle’s market area.  Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Nominating Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates.  The Nominating Committee would then consider the potential pool of director candidates, select the candidate the Nominating Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of Eagle.  As a policy, the Nominating Committee will consider director candidates recommended by Eagle’s stockholders.  If a stockholder properly submits a proposed nominee, the Nominating Committee would consider the proposed nominee, along with other proposed nominees recommended by members of Eagle’s Board of Directors, in the same manner in which the Nominating Committee would evaluate its nominees for director.  Additionally, the Nominating Committee annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience. Diversity may encompass a candidate’s gender, race, national origin, educational and professional experiences, expertise and specialized or unique technical backgrounds and/or other tangible or intangible aspects of the candidate’s qualifications in relation to the qualifications of the then current board members and other potential candidates. The Nominating Committee does not have a formal policy specifying how diversity should be applied in identifying or evaluating director candidates, and diversity is but one of many factors the Nominating Committee may consider. For a description of the proper procedure for stockholder nominations, see “Stockholder Proposals and Nominations” in this Proxy Statement.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board of Directors should send any communications to Charles Berger, Secretary, Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604.  Any communication must state the number of shares beneficially owned by the stockholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has authority to discard the communication or take appropriate legal action.  Eagle does not have a policy regarding Board member attendance at annual meetings of stockholders but expects all Board members to attend such meetings.  Last year, all seven members of the Board attended the annual meeting.

Structure of the Board of Directors

The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the stockholders. The Board’s responsibilities include:

●	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

●	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

●	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

●	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

●	Developing succession plans for the position of Chief Executive Officer, in addition to oversight of similar planning for senior management.

The leadership structure of the Board of Directors is provided through a Chairman and a Vice Chairman.  Eagle’s current practice is to not combine the Chief Executive Officer and Chairman roles.  The Chairman, currently Larry Dreyer, a former Chief Executive Officer of Eagle’s predecessor, presides over meetings of the Board, prepares meeting agendas in consultation with senior management and the Vice Chairman, evaluates Director candidates, manages the Board’s process for self-assessment and evaluation of the Chief Executive Officer, and presides over all meetings of the stockholders. Our Vice Chairman, James A. Maierle, presides over Board meetings at which the Chairman is not present, and presides over executive sessions of the independent directors, and briefs, as appropriate, the full board about the results of such executive sessions.

 The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

The Audit Committee has primary responsibility for discussing polices with management and our independent auditor, as appropriate, with respect to risk oversight including Eagle’s major business and financial risk exposures, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee, management and the internal audit function.  The policies cover the areas of risk oversight, compliance and control, and assessment of effectiveness.  The Audit Committee’s meeting agenda includes discussions of individual risk areas throughout the year.  For additional information, see “Proposal I – Election of Directors – Board Meetings and Committees.”

The Board’s other committees, which are the Nominating Committee and the Compensation Committee, oversee risks associated with their respective areas of responsibility.  For example, the Nominating Committee considers risks associated with corporate succession plans, and the Compensation Committee reviews risks associated with our compensation policies and practices relating to our executive officers.

The Board also considers risks relating to our strategic plan, in part by receiving regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility.  These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings.

Code of Ethics

In 1992 the Board of Directors of the Bank first adopted a Code of Ethics and Conflict of Interest Policy.  It is reviewed and approved annually and modified as necessary.  The most recent review and approval was on August 16, 2012.  The Code of Ethics and Conflict of Interest Policy is applicable to each of Eagle’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics and Conflict of Interest Policy is available on Eagle’s website at www.americanfederalsavingsbank.com.  Persons may also receive a copy of the Code of Ethics and Conflict of Interest Policy free of charge by requesting it in writing from Peter J. Johnson at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604, or by calling him at (406) 442-3080.

Directors’ Compensation

During fiscal 2012, each director, except for the Chairman of the Board and the President/CEO, was paid an annual fee of $12,000.  The Chairman of the Board receives an annual fee of $21,000.  Also, each non-employee director, other than the Chairman of the Board, was paid $200 for each committee meeting attended.  The total fees paid to the directors of Eagle for the year ended June 30, 2012, were $92,000.  Eagle has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2011.  Each director of Eagle also serves as a director of American Federal.  Directors do not receive additional compensation for their service on the board of American Federal.  The compensation of Mr. Johnson, President and CEO, is reported under “Executive Compensation” below and accordingly is not included in the following table below.

2012 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Larry A. Dreyer	21,000	49,191	70,191
James A. Maierle	13,600	49,191	62,791
Thomas J. McCarvel	13,000	49,191	62,191
Lynn E. Dickey	15,400	49,191	64,591
Maureen J. Rude	14,600	49,191	63,791
Rick F. Hays	14,400	49,191	63,591

(1)	As of June 30, 2012, the aggregate number of nonvested restricted stock shares outstanding for each director was as follows:

Name	Number of Restricted Stock Shares

Larry A. Dreyer	4,929
James A. Maierle	4,929
Thomas J. McCarvel	4,929
Lynn E. Dickey	4,929
Maureen J. Rude	4,929
Rick F. Hays	4,929
\

EXECUTIVE OFFICERS

The following is a list of the names and ages of our executive officers not otherwise listed among the directors of the Company, all positions and offices held by each person and each person’s principal occupations or employment during the past five years. There are no family relationships between any executive officers and directors.

Name	Age	Position

Clinton J. Morrison	42	Senior Vice President & Chief Financial Officer
Michael C. Mundt	58	Senior Vice President & Chief Lending Officer
Robert M. Evans	64	Senior Vice President & Chief Information Officer
Rachel R. Amdahl	43	Senior Vice President/Operations

Clinton J. Morrison has served as the Chief Financial Officer of the Bank and Eagle since July 2007. Prior to being named the Chief Financial Officer, he had served as the Company’s treasurer and compliance officer. He joined the Bank in 2001. Mr. Morrison maintains a certified public accountants license in the State of Montana. He currently is a member of the Montana Society of CPAs and the American Institute of CPAs. Mr. Morrison currently is a member of the Helena Downtown Kiwanis Club and previously served terms as President and Treasurer of that organization.

Michael C. Mundt has served as the Chief Lending Officer of the Bank since April 1994. Prior to being named the Chief Lending Officer, he served as Vice President of Consumer and Commercial Lending. He joined the bank in 1988. He currently serves on the Montana Bankers Association’s board of directors, and also currently serves as the immediate Past-President of the Montana Business Assistance Connection, a local economic development non-profit organization.

Robert M. Evans has served as the Chief Information Officer of the Bank since January 2008. Prior to being named Chief Information Officer, he served as the Bank’s Vice President of Information Services. Mr. Evans also serves as the Bank’s Security Officer. He joined the Bank in 1986.

Rachel R. Amdahl has served as Senior Vice President/Operations of the Bank since February 2006. Prior to being named the Senior Vice President/Operations, she served as Vice President/Operations since 2000. She joined the Bank in 1987. She currently serves on the Lewis and Clark County United Way board of directors. She also is a member of the Women’s Leadership Network.

Executive Compensation

Summary Compensation Table.  The following table provides information concerning compensation paid to or earned by our Chief Executive Officer, and the two other  most highly compensated executive officers of Eagle for the fiscal year ended June 30, 2012 whose total compensation exceeded $100,000 (the “named executive officers”).

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	All Other Compensation ($)		Total ($)
Peter J. Johnson President & CEO	2012 2011	190,800 180,000	18,603 22,275	216,426	54,183 30,738	(1)	480,012 233,013

Clinton J. Morrison Senior Vice President/ CFO	2012 2011	116,000 106,000	9,425 10,931	108,213	33,905 29,273	(2)	267,543 146,204

Michael C. Mundt Senior Vice President/ Chief Lending Officer	2012 2011	122,500 118,000	9,953 12,169	108,213	40,874 30,877	(3)	281,540 161,046
____________________

(1)
For fiscal 2012, Other Compensation for Mr. Johnson consisted of employer contribution to profit sharing plan of $12,110, $3,690 for employer 401(k) payments, $23,823 for employer deferred compensation payments, $8,652 for ESOP stock, and $5,908 for various medical and life insurance payments.

(2)
For fiscal 2012, Other Compensation for Mr. Morrison consisted of employer contribution to profit sharing of $5,413, $2,421 for employer 401(k) payments, $13,332 for employer deferred compensation payments, $8,652 for ESOP stock, and $4,087 for various medical and life insurance payments.

(3)
For fiscal 2012, Other Compensation for Mr. Mundt consisted of employer contribution to profit sharing of $6,616, $2,745 for employer 401(k) payments, $17,839 for employer deferred compensation payments, $8,652 for ESOP stock, and $5,022 for various medical and life insurance payments.

(4)	The values in this column represent the aggregate grant date fair values of restricted stock awards. The grant date fair value is based on the closing price of the shares on such date.

____________________

Employment Agreements.  The Bank entered into an Employment Agreement, effective October 1, 2011, with Peter J. Johnson, its President and Chief Executive Officer. The Employment Agreement will continue in effect until September 30, 2013, unless extended by the board of directors of the Bank for an additional two-year term.  The amended Employment Agreement provides for an annual base salary of $190,800 per year, which may be increased from time to time (but not reduced). Under the Employment Agreement, Mr. Johnson generally will be entitled to participate in all employee benefit plans including, but not limited to, retirement plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

The Employment Agreement provides that if Mr. Johnson’s employment is terminated by the Bank for any reason other than for cause, or Mr. Johnson terminates his employment due to either (i) a diminishing of his duties and responsibilities, (ii) a relocation of his place of employment by more than 50 miles, (iii) the liquidation or dissolution of the Bank, or (iv) any breach of the Agreement by the Bank, he will be entitled to receive certain payments from the Bank. These payments will be a sum equal to the payments due to Mr. Johnson for the remaining term of the Employment Agreement, including base salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on his behalf over the remaining term of the agreement to any tax-qualified retirement plan), subject to certain restrictions.

The Employment Agreement contains provisions requiring non-disclosure of confidential information regarding the business and activities of the Bank and contains provisions restricting Mr. Johnson’s ability to compete with the Bank for a one-year period after termination of his employment due to any Event of Termination.

Non-Contributory Profit Sharing Plan.  Neither Eagle nor the Bank has a pension plan for employees.  Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal.  The non-contributory plan enables American Federal to contribute up to 15% of qualified salaries each year.  Last year 4% was contributed.  The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year.  For the year ended June 30, 2012, the Board authorized profit sharing contributions to Mr. Johnson of $12,110, to Mr. Mundt of $6,616 and to Mr. Morrison of $5,413, and total contribution expense was $157,915 for the year ended June 30, 2012.

The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan.  Employees can contribute a portion of their salaries, (up to a maximum of $17,000 for calendar 2012), to a 401(k) plan.  Eagle’s Board has the authority to match up to a maximum of 50% of an employee’s contribution provided that the matching amount does not exceed 2.0% of such employee compensation.  For the year ended June 30, 2012, the Bank contributed $3,690, $2,745 and $2,421 to each of Messrs. Johnson’s, Mundt’s and Morrison’s 401(k) programs, respectively, and $54,010 in total expense to the 401(k) program for the year ended June 30, 2012.

Salary Continuation Agreement.  Another benefit offered by the Bank is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses.  The Bank consulted with independent compensation consultants and developed a plan to supplement retirement benefits.  The plan American Federal adopted covers seven of its senior officers, including Messrs. Johnson, Morrison and Mundt, two senior vice presidents and two vice presidents.  Mr. Morrison was added to the plan in the 2008 fiscal year.  Benefit levels were reviewed by the compensation committee in 2011 and approved by the board and adjusted in fiscal year 2012.  This non-qualified retirement plan is designated the American Federal Savings Bank Salary Continuation Agreement (the “Salary Continuation Agreement”).  Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal.  The Bank maintains insurance policies whose proceeds will reimburse the Bank for the payment of benefits under this plan.  It also provides for partial payments in the event of early retirement, death or disability.  In Mr. Johnson’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $623,000, or an annual payment for life of $69,500.  In Mr. Mundt’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $336,000, or an annual payment for life of $37,500.  In Mr. Morrison’s case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $751,000, or an annual payment for life of $68,000.  American Federal has purchased life insurance contracts for each covered executive to fund the payments.  American Federal Savings Bank recognizes expenses to maintain the plan.  For the year ended June 30, 2012, the total expenses were $183,849.

Split-Dollar Benefit Plan.  The Bank has entered into agreements with three insurance companies for the purpose of establishing a split-dollar benefit plan.  The Bank purchased life insurance policies on ten officers of the Bank, including the Bank’s five executive officers.  The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan.  The remainder of the life insurance benefits accrues to the Bank.

Bonus Plan.  The Bank also maintains a discretionary cash bonus program (“Bonus Program”) for all eligible employees.  The Bonus Program is based on the after-tax net profitability of American Federal and is linked specifically to the Bank’s return on assets.  In the case of non-officer employees, bonus amounts are based on salary levels.  Under the Bonus Program, the Bank’s return on assets for the period from January through October is used to determine the bonus levels of Bank officers.  Officers’ bonuses are directly linked to American Federal’s return on assets.  For example, if American Federal produces a return on assets of 0.90%, then each officer would receive a cash bonus of 9% of annual base salary.  Executive officers’ bonuses are generally based on a formula of 1.25 times the Bank’s return on assets (using the above example of a return on assets of 0.90%, executive officer bonuses would be 11.25% of annual salary, or 1.25 times 9).  The President and Chief Executive Officer’s bonus is generally based on a formula of 1.5 times the Bank’s return on assets. For the year ended June 30, 2012, American Federal paid total bonuses of $199,399. For that period, Mr. Johnson’s bonus was $18,603, Mr. Mundt’s bonus was $9,953 and Mr. Morrison’s bonus was $9,425.

Employee Stock Ownership Plan.  In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank.  Additional shares were purchased in the second step stock offering completed April 5, 2010.

As of June 30, 2012, the ESOP held 163,909 shares of common stock that have not been allocated to Plan participants.  These shares represent shares purchased by the ESOP in the second step stock offering.  Shares of common stock purchased by the ESOP were funded by funds borrowed from Eagle.  Shares purchased in the second step offering by the ESOP will be allocated to participants’ accounts over twelve years.  As of June 30, 2012, the Plan maintains 189,309 shares that have been allocated to Plan participants.  A total of 353,218 shares are held in the Plan.

The ESOP is administered by the ESOP Committee of the Bank.  The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees.  Unallocated shares will be voted by the ESOP trustee.

GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle’s statement of financial condition.  Since the ESOP borrowed from Eagle, such obligation is eliminated in consolidation.  However, the cost of unallocated shares is treated as a reduction of stockholders’ equity.

Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants’ compensation as it relates to total participant compensation.  Employees are fully vested upon completion of six years of service.  Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

2011 Stock Incentive Plan.  Eagle adopted the 2011 Stock Incentive Plan, or Plan, to be effective on the later of November 1, 2011 and the date the Plan is approved by the stockholders.  The stockholders approved the Plan on October 20, 2011.  Under the Plan, awards of Eagle’s common stock may be made to eligible directors, officers and employees.  The maximum number of shares available to be awarded is 344,998.  Awards available under the Plan include stock options (which includes non-qualified stock options and incentive stock options) and restricted stock.  Any shares delivered pursuant to an award may consist, in whole or in part, of authorized but unissued shares or of treasury shares.  No more than 246,427 shares may be available for awards granted in the form of options.  If any shares covered by an award granted under the Plan, or to which such an award relates, are forfeited, or if an award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares available under the Plan with respect to such award, to the extent of any such forfeiture or termination, will again be available for granting awards under the Plan.

The purposes of the Plan are to encourage directors, officers and employees of Eagle to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

2012 Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Name

Peter J. Johnson	21,686	216,860
Clinton J. Morrison	10,843	108,430
Michael C. Mundt	10,843	108,430
____________________

(1) Restricted stock vests over a five year period.
(2) Based on the June 30, 2012, closing share price of $10.00 per share.

Equity Compensation Plan Information

The following table provides information as of June 30, 2012, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in First Column)
Equity Compensation Plans Approved by Security Holders	0	N/A	246,427
Equity Compensation Plans Not Approved by Security Holders	0	N/A	0
Total	0	N/A	246,427

Change of Control Agreements

American Federal entered into change of control agreements with Clinton J. Morrison, Michael C. Mundt, Robert M. Evans and Rachel R. Amdahl effective as of January 1, 2011.  The change of control agreements do not provide benefit payments if termination was for cause.  The change of control agreements do, however, provide payments to each officer following both a change of control of the Bank and either (a) an involuntary termination of the officer by the Bank or its successor, or (b) a voluntary termination of the officer’s employment without the officer’s consent, due to (i) a material change of his or her functions, duties or responsibilities, (ii) a reduction in the officer’s annual compensation, or (iii) a relocation of his or her place of employment by more than 50 miles without the officer’s consent.  If one of these events occurs within four (4) months following a change of control of the Bank, the officer, or his or her beneficiary in the event of his or her death, would be paid a sum equal to his or her base pay plus bonus for the most recently completed fiscal year.  The officer would also receive under the agreement benefit payments (less co-payment amounts) for life, medical, dental and disability coverage substantially identical to coverage maintained by the Bank for the 12-month period following termination or until other coverage is obtained.

The change of control agreements have an initial two-year term and thereafter are required to be reviewed each year on the anniversary date of the agreement and may be extended at that time for an additional year.  For purposes of both the employment agreement of Mr. Johnson and the change of control agreements of the officers, a change of control of the Bank means (i) a merger or consolidation where the Bank is not the consolidated or surviving bank, (ii) a transfer of all or substantially all of the assets of the Bank, (iii) voluntary or involuntary dissolution of the Bank; and (iv) a change of control as defined in the Change in Bank Control Act of 1978.  A change of control would not take place for an internal reorganization such as a holding company formation. Assuming these agreements were in effect and Messrs. Morrison, Mundt and Evans and Ms. Amdahl had been terminated in connection with a change of control as of June 30, 2012, the officers would receive aggregate severance payments of approximately $487,197 based upon their current level of salary and bonus, plus 12 months of benefits coverage.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees.  Loans are made in the ordinary course of business.  Except for consumer loans to officers and employees, but not directors, with an interest rate one percent below the Bank prevailing rate, these loans are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with persons not related to the Bank.  These loans do not include more than the normal risk of collectability or present other unfavorable features.  As of June 30, 2012, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals, and companies in which they are principals was approximately $1,787,000.  No executive officer has had a consumer loan outstanding in excess of $120,000 since July 1, 2008 and none are currently contemplated.

The Bank has contracted for certain computer network support services and other items with a subsidiary of a company that is partially owned by James Maierle, one of Eagle’s directors. For the years ended June 30, 2012 and 2011, the Bank paid the entity $31,000 and $74,833, respectively, for support services and $29,000 and $45,288, respectively, for computer hardware and software. Management believes that these services are provided on terms that are no less favorable than could be obtained from a non-related party in an arms-length transaction.

In 2007, the Bank also made a construction loan, in the normal course of lending and on substantially similar terms as comparable transactions prevailing at the time, to this same affiliated entity partially owned by Mr. Maierle for the construction of an office building. In fiscal 2008 construction of the building was completed and the loan was refinanced into a $7.5 million permanent loan, at an interest rate of 6.625%. On July 9, 2008, 80%, or $6.0 million of the principal balance of the loan, was sold without recourse to the Montana Board of Investments. As of June 30, 2012, the principal balance of the portion retained by the Bank was $1,328,746.  For the years ended June 30, 2012 and 2011, the entity paid $49,229 and $42,437 in principal, respectively, and $85,177 and $92,846 in interest, respectively, on the portion owned by the Bank. The Bank maintains the servicing for this loan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Eagle’s directors and executive officers, and persons who own more than ten percent of a registered class of Eagle’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Eagle. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Eagle with copies of all Section 16(a) forms they file.

To the knowledge of the Company and based upon a review of Forms 3 and 4 and amendments thereto furnished to Eagle pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 2012, no person who is a director, officer or beneficial owner of 10% of the common stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

PROPOSAL II - RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The firm of Davis Kinard & Co., P.C. (“Davis Kinard”), Certified Public Accountants, acted as independent auditors for Eagle for the fiscal year ended June 30, 2012.  The Board has determined to appoint Davis Kinard to act as independent auditors for the fiscal year ending June 30, 2013.  Neither Eagle’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Davis Kinard as Eagle’s independent auditors. However, Eagle is submitting the appointment of Davis Kinard to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interest of Eagle and its stockholders.

A representative of Davis Kinard will be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees and Auditor Independence

For the year ended June 30, 2012, Eagle accrued expenses related to services provided by its independent auditors Davis, Kinard & Co., P.C., (“Davis Kinard”), of $39,000 for audit fees and $13,200 for audit-related fees (primarily quarterly reviews) and paid $39,210 for assistance with loan review related to merger and acquisition activity.  For the year ended June 30, 2011 Eagle accrued $44,700 for audit fees and $12,600 for audit-related fees (primarily quarterly reviews).  No tax fees were paid to Davis Kinard.  The Audit Committee has concluded that the providing of non-audit services did not adversely impact the independence of Davis Kinard.  The Audit Committee is not authorized to approve any non-audit service engagement where the provision of such service by the independent accountants is prohibited by applicable law, the regulations of the SEC or the Listing Standards.  Pre-approval is not required if (a) the aggregate amount of all such non-audit services provided to Eagle constitutes not more than five percent of the total amount of revenues paid by Eagle to its independent auditors during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Eagle at the time of the engagement to be non-audit services; and (c) the non-audit services are promptly brought to the attention of the Audit Committee and approved by them, or by one or more of the members of the Committee to whom authority to grant such approval has been delegated, prior to completion of the audit.  For the years ended June 30, 2012 and June 30, 2011, the Audit Committee of Eagle and/or its predecessor has pre-approved all fees paid to Davis Kinard.

Report of the Audit Committee

The primary role of the Audit Committee, as more fully described in its charter, is to assist the Board of Directors in its oversight of our corporate accounting and financial reporting process and to interact directly with and evaluate the performance of our independent auditors. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Davis Kinard, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB.  In the performance of its oversight function, the Audit Committee has taken the following actions:

●	Reviewed and discussed Eagle’s audited financial statements for the 2012 fiscal year with the management of Eagle.

●	Discussed with Eagle’s independent auditors the matters required to be discussed under Auditing Standards No. 61, as amended, modified or supplemented (as adopted by the PCAOB in Rule 3200T).

●
Received written disclosures and the letter from its independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Eagle’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, to be filed with the SEC.

Members of the Audit Committee: Lynn E. Dickey, Chairman Maureen J. Rude Rick F. Hays

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DAVIS, KINARD & CO., P.C. AS EAGLE’S INDEPENDENT AUDITORS FOR FISCAL 2013 UNDER THIS PROPOSAL II.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of Eagle knows of no other matters than those described herein to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting.  If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder proposal intended for inclusion in Eagle’s Proxy Statement and form of proxy related to Eagle’s 2013 Annual Meeting of stockholders must be received by Eagle by May 20, 2013, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission.  Nothing in this paragraph shall be deemed to require Eagle to include in its Proxy Statement and form of proxy any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at that time.

Eagle’s bylaws provide that in order for a stockholder to make nominations for the election of directors, a stockholder must deliver notice in writing of such nominations to the Secretary (1) not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, not later than the close of business on the seventh day following the date of public announcement of such meeting.  The notice of nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person’s written consent to being named as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice.

If a determination is made that an additional candidate is needed for the board, the Nominating Committee will consider candidates properly submitted by Eagle’s stockholders.  Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Eagle Bancorp Montana, Inc., P.O. Box 4999, Helena, Montana 59604.  The Corporate Secretary must receive a submission not later than 60 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting.  A stockholder’s submission must be in writing and include the following information:

●	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

●
a representation that the stockholder is a holder of record of Eagle’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice;

●
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of Eagle’s stock;

●
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

●
such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and

●	the consent of each nominee to serve as a director of Eagle if so elected.

In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by Eagle.  Stockholder submissions that are received and that meet the criteria outlined above will be forwarded to the Chair of the Nominating Committee for further review and consideration.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly.  If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

By Order of the Board of Directors

Peter J. Johnson President and CEO

Helena, Montana
September 19, 2012